UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 10/2/13

STAR SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15324	52-1402131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4470 Cox Road Glen Allen, Virginia 23060

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 527-1970

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 2, 2013, Star Scientific, Inc. (“Star”) entered into a series of transactions with Starion, LLC (“Starion”), a manufacturer of tobacco products that was recently formed by former employees of Star Tobacco, Inc. Pursuant to these transactions, Star sold to Starion equipment and inventory previously used in Star Tobacco’s discontinued low-TSNA dissolvable smokeless tobacco business, in return for the issuance of two secured promissory notes in the amounts of $375,000 (“Equipment Note) and $214,500 (the “Inventory Note”), respectively. Each note bears interest at a rate of 5%. The Equipment Note has a five-year term, with monthly payments amortized over a ten-year period and with a balloon payment at the end of the five-year term. The Inventory Note has provisions similar to the Equipment Note, but is for a one-year term with monthly payments amortized over five years and a balloon payment at the end of the one-year term. Also, Star entered into a license agreement with Starion for certain of the trademarks used in Star’s discontinued low-TSNA smokeless tobacco business, and a non-exclusive sublicense with Starion covering patents for producing low-TSNA tobacco used in the manufacturing of dissolvable smokeless tobacco products and for low-TSNA dissolvable smokeless tobacco products. Under the license and sublicense agreements, Star is entitled to receive royalty payments for the sale of dissolvable smokeless tobacco products by Starion using the licensed trademarks and for dissolvable smokeless tobacco products manufactured by Starion under the patents or Star’s Trade Secrets. The agreements have ten year terms which are, subject to certain terms and conditions, renewable thereafter for succeeding ten-year terms. Starion will have exclusive rights to the licensed trademarks provided that it meets certain specified sales targets and Star has agreed not to compete with Starion in the sale of dissolvable smokeless tobacco products for a two year period. Finally, Star has agreed to sublease to Starion a portion of the facility in Chase City, Virginia that Star occupies under a long-term lease running until April 2022. Star intends to continue to seek other licensing opportunities with respect to the technology for producing low-TSNA tobacco and low-TSNA smokeless tobacco products, consistent with the plans announced at the time it exited from the smokeless tobacco business in December 2012.

Forward-Looking Statements

The discussion in this Current Report includes forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to the risks and uncertainties associated with the Company’s business described in its filings with the U.S. Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this filing and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.

Date: October 3, 2013

By:	/s/ Paul L. Perito
Paul L. Perito
Chairman of the Board, President and Chief Operating Officer